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Allied Capital Corporation II and Subsidiaries
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
June 30, 1995


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                                                           For the Three Months Ended     For the Six Months Ended
                                                                    June 30,                       June 30,
                                                           --------------------------     ------------------------
                                                                 1995       1994               1995       1994
                                                           --------------------------     ------------------------
Primary Earnings Per Share:

    Net Increase in Net Assets Resulting from Operations    $5,648,000    $2,666,000       $8,591,000    $4,097,000
                                                           -------------------------       ------------------------
                                                           -------------------------       ------------------------

    Weighted average number of shares outstanding            6,938,191     6,938,191        6,938,191     6,938,191

    Weighted average number of
       shares issuable on exercise
       of outstanding stock options                             25,059            --            7,028           336
                                                           -------------------------       ------------------------


    Weighted average number of shares and
       share equivalents outstanding                         6,963,250     6,938,191        6,945,219     6,938,527
                                                           -------------------------       ------------------------
                                                           -------------------------       ------------------------

    Earnings per Share                                           $0.81         $0.38            $1.24         $0.59
                                                           -------------------------       ------------------------
                                                           -------------------------       ------------------------
Fully Diluted Earnings Per Share:

    Net Increase in Net Assets Resulting
       from Operations                                      $5,648,000    $2,666,000       $8,591,000    $4,097,000
                                                           -------------------------       ------------------------
                                                           -------------------------       ------------------------
    Weighted average number of
       shares and share equivalents
       outstanding as computed for
       primary earnings per share                            6,963,250     6,938,191        6,945,219     6,938,527

    Weighted average of additional
       shares issuable on exercise
       of outstanding stock options                                 --         2,624               --           983
                                                           -------------------------       ------------------------

    Weighted average of shares and
       share equivalents outstanding, as adjusted            6,963,250     6,940,815        6,945,219     6,939,510
                                                           -------------------------       ------------------------
                                                           -------------------------       ------------------------
    Earnings per Share                                           $0.81         $0.38            $1.24         $0.59
                                                           -------------------------       ------------------------
                                                           -------------------------       ------------------------


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